Exhibit 10.3

TRITON PCS HOLDINGS, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

     TRITON PCS HOLDINGS, INC. (“Triton”) hereby establishes the Triton PCS Holdings, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) effective as of dated this Plan is adopted.

ARTICLE 1
PURPOSE AND CONSTRUCTION

     1.1     Purpose. The purpose of the Plan is to provide tax-deferred savings to a select group of key executive-level employees and directors by allowing them to elect to defer compensation otherwise payable to them for service as an employee of Triton or its subsidiaries or affiliates (the “Company”) and/or as a member of the Triton’s Board of Directors. The Plan also provides a mechanism for the deferral of restricted stock as permitted under the Triton PCS Holdings, Inc. Stock and Incentive Plan and the Triton PCS Holdings, Inc. Directors’ Stock and Incentive Plan (collectively, the “Stock Plans”).

     1.2     Construction. The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees (a “top hat plan”) and is intended to be exempt from the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan also is intended to be unfunded for income tax purposes and will be administered and construed consistent with that intent.

ARTICLE 2
PLAN ADMINISTRATION

     2.1     Powers of the Committee. The Compensation Committee of Triton’s Board of Directors (the “Committee”) shall have discretionary authority to (a) construe, interpret, apply and enforce the terms of the Plan, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous calculations, (b) make any rules and regulations the Committee determines are consistent with the terms of, and necessary or advisable in connection with the administration of, the Plan, (c) modify or rescind such rules or regulations and (d) make such other determinations and take such action as the Committee deems necessary or advisable. The actions of the Committee shall be final and binding on all persons and parties concerned. The Committee may retain any accounting, legal, clerical and other services reasonably required by it in the administration of the Plan. The Committee may agree to pay reasonable compensation for such services, and the Company shall pay all of the reasonable expenses of the administration of the Plan.

     2.2     Claim Procedure. The Committee will establish a process for Participants and beneficiaries to submit claims and to make decisions on claims under this Plan.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

     3.1     Eligibility. Eligibility to participate in the Plan is limited to: (a) employees of the Company designated on the payroll as Senior Vice President or above and (b) any individuals serving on Triton’s Board of Directors.

     3.2     Election to Participate. Each individual eligible to participate shall become a participant (a “Participant”) by electing, in a manner prescribed by the Committee, to have units credited to him or her during any calendar year pursuant to Article 4 based on a percentage of his or her “eligible compensation” otherwise payable for services to the Company. For this purpose, the term “eligible compensation” shall include: (a) up to 90% of an employee’s base salary; (b) up to 90% of an employee’s annual bonus; and (c) all fees received as a director. No deferral election may reduce a Participant’s compensation below the amount necessary to satisfy applicable employment taxes, the withholding requirements under applicable law and the amount of any contributions which the individual may be required to make or may have elected to make under other benefit plans. Notwithstanding anything to the contrary, any election to defer compensation shall not apply to any compensation attributable to services already rendered or any compensation already paid.

     3.3     Deferral of Restricted Stock. Under the Stock Plans a Participant is permitted to defer the receipt of restricted stock otherwise payable under a restricted stock award by making an election described therein. Such deferral of restricted stock shall be credited to a Participant’s Account under this Plan for bookkeeping purposes.

     3.4     Initial Plan Year. The Plan’s initial plan year shall begin on the date this Plan is adopted and end on December 31, 2004. Each Participant who wishes to participate in the Plan and defer a portion of his or her eligible compensation earned on or after June 1, 2004 in the initial plan year must submit an election form no later than May 20, 2004, or as otherwise determined by the Committee.

     3.5     Subsequent Plan Years. Subsequent plan years shall be January 1st through December 31st (beginning January 1, 2005). Each eligible individual who wishes to participate in the Plan and defer a portion of his or her eligible compensation must submit an election form no later than December 20th of the year immediately prior to the plan year with respect to which the election is to be effective, or as otherwise determined by the Committee. In the case of an individual who becomes eligible for the Plan after the first day of any plan year, the election must be filed with the Committee no later than 30 days after he or she becomes eligible to participate in the Plan, or as otherwise determined by the Committee.

     3.6     Changes to Elections. At the election of the Participant, an election to defer eligible compensation under the Plan may either: (a) continue in effect until the Participant elects to change or to discontinue the election or (b) apply for a single plan year only. Any change or discontinuance of an election to defer eligible compensation shall be effective for the plan year beginning after the change or discontinuance notice is received by the Committee. To be effective, elections must be made on a form and in a manner prescribed by the Committee. Any change or discontinuance of an election to defer compensation shall not apply to any compensation attributable to services already rendered or any compensation already paid to the Participant.

     3.7     Duration of Participation. A Participant shall continue to be a Participant until the entire amount due under the Plan, if any, is paid to the Participant and/or his or her beneficiary.

     3.8     Participant Obligations. Each Participant is bound by all of the terms and conditions of the Plan, all rules and regulations established from time to time by the Committee and all decisions made by the Committee in accordance with the Plan. Each Participant must furnish to the Committee all pertinent information and execute all forms, agreements and other instruments requested by the Committee.

ARTICLE 4
CREDITING OF ACCOUNTS

     4.1     Account. The Committee shall establish a bookkeeping account (the “Account”) on behalf of each Participant under the Plan. Over the course of each plan year, the Committee shall accrue the amount of eligible compensation elected by the Participant to be deferred under the Plan and credit each Participant’s Account accordingly. In a manner and at times prescribed by the Committee, the Committee shall credit and/or debit each Participant’s Account based upon the performance of a Participant’s deemed investments.

     4.2     Deemed Investments.

     (a)      Investment Funds. A Participant may elect in a manner prescribed by the Committee to have a specified percentage of his or her Account attributed to eligible compensation deemed invested in one or more investment fund(s) made available by the Committee from time to time. In accordance with any procedures established by the Committee, each Participant may at any time elect to change the deemed investment(s) of all or a portion of his or her Account among the investments then allowed by the Plan. The Participant shall assume all risks in connection with the value credited (or debited) to the Participant’s Account as a result of his or her election. The Committee, in its sole discretion, may add, delete or otherwise alter the deemed investment funds at anytime.

     (b)      Triton PCS Stock. Any restricted stock deferred pursuant to the terms of the Stock Plans shall be deemed to be invested in Triton PCS Class A common stock (“Common Stock”). The Participant shall assume all risks in connection with the value credited or debited to the Participant’s Account as a result of his or her deemed investment in Common Stock. A Participant may not elect to diversify the portion of his or her Account deemed invested in Common Stock.

ARTICLE 5
PAYMENT OF BENEFITS

     5.1     Vesting. Each Participant shall be 100% vested at all times in amounts held in his or her Account attributable to the deferral of eligible compensation. The vesting of amounts held in a Participant’s Account attributable to the deferral of restricted stock shall be subject to the Participant’s restricted stock award issued under the Stock Plans.

     5.2     Payment of Benefits.

     (a)      Within a reasonably period of time following a Participant’s termination of employment with the Company or his or her ceasing to be a director of Triton, at any time and for any reason, the Company shall make a payment to the Participant (or the Participant’s beneficiary, if applicable) equal to the amount credited to his or her Account.

     (b)      Notwithstanding the foregoing, in accordance with procedures established by the Committee in its sole discretion, a Participant may elect, at the time he or she makes the election to defer compensation, to receive payment of any deferral (plus gains or losses thereon) to his or her Account with respect to a plan year as of a date earlier than otherwise applicable under the preceding, but in no event less than two years following the last day of the calendar year in which the deferral was made.

     (c) Any payments due a Participant (or the Participant’s beneficiary, if applicable) shall be paid in a single lump sum. Amounts deemed to be invested in investment funds shall be paid in cash and amounts deemed to be invested in Common Stock shall be paid in the form of Common Stock under the Stock Plans. The number of shares of Common Stock to be so paid under the Stock Plans to or on behalf of the Participant shall be equal to the number of shares of Common Stock deemed to be held in the Participant’s Account at the time payment is made.

     5.3     Beneficiaries. A Participant may designate in writing on a form provided by or acceptable to the Committee a beneficiary or beneficiaries to be paid any benefits that are payable under the Plan following the Participant’s death. In the absence of any written designation of a beneficiary or a surviving beneficiary, any benefits payable under the Plan following the Participant’s death shall be payable to his or her estate.

     5.4     Payment in the Event of Incapacity. If any individual entitled to receive a payment under the Plan is determined by the Committee, in its sole discretion, to be physically, mentally, or legally incapable of receiving or acknowledging receipt of such payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) direct payment to either the Participant’s beneficiary or the Participant’s spouse, children or other relatives by blood or marriage. The Committee and/or the Company is not required to see to the proper application of such payments, and the payment to any such individual completely discharges all claims which the Participant (and his or her heirs and successors) have under the Plan to the extent of the payment.

     5.5     Regulatory Compliance and Listing. The issuance or delivery of any shares of Common Stock under the Stock Plans may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Committee and/or the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

     5.6     Withholding of Taxes. Any taxes required to be paid by law with respect to the benefits paid under this Plan may be satisfied by reducing cash or other compensation otherwise payable to the Participant (or his or her beneficiary).

     5.7     Change in Control. Notwithstanding anything to the contrary, all of a Participant’s accumulated benefits under the Plan held in his or her Account shall become immediately payable to the Participant (or the Participant’s beneficiary, if applicable) as soon as administratively practicable following a “change in control” of Triton. For this purpose, “change of control” means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (a) any Person (as defined in the First Amended and Restated Stockholders’ Agreement dated as of October 27, 1999 between Triton and the stockholders of Triton named therein, as the same may be amended, modified or supplemented from time to time) shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton, (b) any sale of all or substantially all of the assets of Triton or (c) a proxy contest for the election of directors of Triton results in the individuals constituting Triton’s Board of Directors immediately prior to the initiation of such proxy contest ceasing to constitute a majority of Triton’s Board of Directors upon conclusion of such proxy contest.

ARTICLE 6
AMENDMENT

     The Committee reserves the right to amend the Plan at any time and in any fashion as it deems advisable. To be effective, any amendment to the Plan must be stated in a written instrument adopted by the Committee. An amendment to the Plan adopted under this section is binding on all interested parties as of the effective date of the amendment. No amendment to the Plan may have any retroactive effect that deprives any Participant or the beneficiary of a deceased Participant of any material benefit, right or feature to which the Participant is entitled under the terms of the Plan immediately prior to the effective date of the amendment.

ARTICLE 7
TERMINATION

     The Committee reserves the right to terminate the Plan at any time. The Plan will terminate as of the date designated by the Committee. Upon termination of the Plan, the Committee may in its sole discretion elect to cause all accumulated benefits under the Plan in a Participant’s Account to be paid.

ARTICLE 8
FUNDING

     Triton intends the Plan to be unfunded for federal income tax purposes and for purposes of ERISA. Accordingly, Triton’s obligations under this Plan shall be general obligations of the Company and shall not be secured in any manner. The eventual payment of benefits under this

Plan shall not be secured by the issuance of any negotiable instrument or other evidence of indebtedness of the Company. Any claim for benefits under this Plan is solely an obligation of Triton. The Company may establish a trust and place assets or shares of Common Stock in such trust to assist it in meeting the obligations under the Plan. No participant, beneficiary or other person shall be deemed to have any property interest, legal or equitable, in any specific assets of the Company as a result of the benefits provided by this Plan. To the extent that any person acquires any right to receive payments under this Plan, that right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of the Company. In no event shall any of the directors, officers or employees of the Company or any affiliate be liable in their individual capacities to any person whomsoever for the payment of benefits under the Plan.

ARTICLE 9
GENERAL AND MISCELLANEOUS PROVISIONS.

     9.1     Adjustment. In the event that any dividend is paid by the Company with respect to Common Stock (whether in the form of cash, Common Stock or other property) or with respect to any of the investment funds, then the Committee shall, in such manner it deems equitable or appropriate, adjust the amount credited to the Participant’s Account and/or under the Stock Plans to reflect such dividend. In the event that a recapitalization, reorganization, merger, consolidation, spin-off, repurchase or share exchange or other similar corporate transaction or event occurs with respect to the Company such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Committee shall, in such manner it deems equitable or appropriate, adjust the amount credited to the Participant’s Account or pursuant to the terms of the Stock Plans.

     9.2     No Guarantee of Employment or Directorship. Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Company and Participation in this Plan will in no way interfere with any rights the shareholders have in the absence of such participation to determine the duration of the Participant as a director of Triton.

     9.3     Waiver of Breach. If the Company, the Committee or any Participant fails to require the performance of any term of this Plan, then that failure does not prevent the party from later enforcing that term. If the Company, the Committee or any Participant waives a breach of a term, then that waiver is not treated as waiving a later breach of the term. Subject to the terms of the Stock Plans, this Plan constitutes the entire agreement of the parties with respect to the Plan and the Accounts, and a Participant may not rely on any promises, representations or undertakings other than those expressly set forth in the Plan or the Stock Plans.

     9.4     Severability. If any part of this Plan is for any reason found to be invalid or unenforceable, it shall not affect the other provisions, and this Plan shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Committee shall in good faith amend the Plan so as to give effect to the original intent of the Committee as closely as possible.

     9.5     Non-Assignability. Without the consent of the Committee or the Board, neither a Participant nor any beneficiary has the right to sell, transfer, encumber or otherwise convey or assign any right to receive any payment, or any other benefit, under this Plan or the Stock Plans. No part of amounts payable under the Plan will be subject to seizure or sequestration to pay any debts or judgments owned by a Participant or a beneficiary to any person or entity other than the Company.

     9.6     Tax Treatment. The Company and the Committee make no warranties to any person regarding tax treatment of participation in the Plan and makes no warranties for any action or omission of the Company, the Committee or a Participant in connection with such tax treatment. Each Participant will hold harmless the Committee, the Company, its affiliates and each of their respective officers, directors, employees, agents and advisors providing services with respect to the Plan, from and against any and all liabilities, losses, costs and expenses (including reasonable legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person or entity at any time resulting from any income or payroll tax position taken by such person or entity in good faith in connection with the Plan.

     9.7     Successors. Unless otherwise stated in the Plan, all obligations of the Company under the Plan are binding on all corporate successors. If an unrelated party acquires some or all of the assets of the Company it will be deemed a successor only to the extent so provided in the written agreement between the Company and such third party.

     9.8     Governing Law. Except to the extent that federal law supersedes state-law provisions, this Plan is governed by the substantive laws of the State of Delaware, without giving effect to its choice-of-law provisions. Captions herein are for convenience of reference only and shall not be considered in construing the terms of the Plan.

[END OF PLAN]